UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2020

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2020, the board of directors (the “Board”) of Sigma Labs, Inc. (“we,” “our,” “us,” or the “Company”) adopted the Sigma Labs, Inc. 2020 Stock Appreciation Rights Plan (the “Plan”). The purposes of the Plan are to: (i) enable the Company to attract and retain the types of employees, consultants and directors (collectively, “Service Providers”) who will contribute to the Company’s long range success; (ii) provide incentives that align the interests of Service Providers with those of the shareholders of the Company; and (iii) promote the success of the Company’s business. The Plan only provides for incentive awards that are only made in the form of stock appreciation rights payable in cash (“SARs”). No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan.

Governance of the Plan

The Plan will be administered by the Compensation Committee of the Board (the “Committee”) or, in the Board’s sole discretion, by the Board. The Compensation Committee will have the authority to, among other things, (i) construe and interpret the Plan and apply its provisions; (ii) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) delegate its authority to one or more persons who is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder with respect to SARs that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (iv) determine when SARs are to be granted under the Plan and the applicable grant date; (v) prescribe the terms and conditions of each SAR, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the SAR Agreement relating to such grant; (vi) amend any outstanding SARs, subject, in certain cases, to the participant’s consent; and (vii) make all other determinations which may be necessary or advisable for the administration of the Plan.

Eligible Participants

SARS may be granted only to persons who are Service Providers, and those persons whom the Committee determines are reasonably expected to become Service Providers following the grant date. The Committee may from time to time designate those Service Providers, if any, to be granted SARs under the Plan, the number of SARs which will be granted to each such person, and any other terms or conditions relating to SARs as it may deem appropriate to the extent consistent with the provisions of the Plan. A participant who has been granted a SAR may, if otherwise eligible, be granted additional incentive awards at any time.

Grant. The Committee may grant SARs to any Service Provider. A SAR is the right to receive an amount equal to the Spread with respect to a share of the Company’s common stock (“Share”) upon the exercise of the SAR. The “Spread” is the difference between the exercise price per share specified in a SAR agreement on the date of grant and the fair market value per share on the date of exercise of the SAR.

General Provisions. The terms and conditions of each SAR will be evidenced by a SAR agreement. The exercise price per share will not be less than 100% of the fair market value of a Share on the date of grant of the SAR. The term of the SAR will be determined by the Committee but may not be greater than ten years from the date of grant.

Exercise. SARs are exercisable subject to such terms and conditions as the Committee may specify in the SAR agreement for the SAR. A SAR may be exercised by the delivery of a signed written notice of exercise to the Company, which must be received and accepted by the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice must set forth the number of SARs being exercised, together with any additional documents the Company may require.

Settlement. Upon exercise of a SAR, the Grantee will receive an amount equal to the Spread. The Spread, less applicable withholdings, will be payable only in cash. In no event may any SAR be settled in any manner other than by delivery of a cash payment from the Company.

Form of SAR Agreement

Each participant to whom a SAR is granted will be required to enter into a SAR agreement with the Company, in such a form as is provided by the Committee. The SAR agreement will contain specific terms as determined by the Committee, in its discretion, with respect to the participant’s particular SAR. Such terms need not be uniform among all participants or any similarly situated participants. The SAR agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular participant’s SAR, as well as, for example, provisions to the effect that the participant must abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee. A SAR will include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any participant.

The Committee may specify in a SAR agreement that the participant’s rights, payments, and benefits with respect to a SAR will be subject to forfeiture upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the incentive award. Such events may include, but are not limited to, termination with cause or other conduct by the participant that is detrimental to the business or reputation of the Company.

Termination of Employment

Unless otherwise expressly provided in the participant’s SAR agreement, if the participant’s employment is terminated for any reason other than due to cause, death or disability, any non-vested portion of any outstanding SAR at the time of such termination will automatically expire and terminate and no further vesting will occur after the termination date. In such event, except as otherwise expressly provided in the SAR agreement, the participant will be entitled to exercise such participant’s rights only with respect to the portion of the SAR that was vested as of the termination date for a period that will end on the earlier of (i) the expiration date set forth in the SAR agreement or (ii) ninety days after the date of termination.

Termination for Cause

Unless otherwise expressly provided in the participant’s SAR agreement, in the event of the termination of a participant’s employment for cause, all vested and non-vested SARs granted to such participant will immediately expire, and will not be exercisable to any extent.

Disability or Death

Unless otherwise expressly provided in the participant’s SAR agreement, upon termination of employment as a result of the participant’s disability or death, (i) any non-vested portion of any outstanding SAR will immediately terminate upon termination and no further vesting will occur, and (ii) any vested SAR will expire on the earlier of either (A) the expiration date set forth in the SAR agreement or (B) 12 months following the participant’s termination of employment.

Continuation

Subject to the conditions and limitations of the Plan and applicable law, in the event that a participant ceases to be an employee, outside director or consultant, as applicable, for whatever reason, the Committee and participant may mutually agree with respect to any outstanding SAR then held by the participant (i) for an acceleration or other adjustment in any vesting schedule applicable to the SAR award; (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such SAR; or (iii) to any other change in the terms and conditions of the SAR. In the event of any such change to an outstanding SAR, a written amendment to the participant’s SAR agreement will be required. No amendment to a participant’s SAR will be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is not excepted from taxation or penalties under Code Section 409A, unless otherwise determined by the Committee.

SARs granted under the Plan are not transferable other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution.

Change in Control

Unless otherwise provided in a SAR Agreement, notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined in the Plan), all outstanding SARs will become 100% vested and immediately and fully exercisable.

Amendment

The Board at any time, and from time to time, may amend or terminate the Plan. The Committee at any time, and from time to time, may amend the terms of any one or more SAR agreements, except that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any SAR unless the participant consents in writing.

The foregoing is a summary description of certain terms of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of Stock Appreciation Rights Agreement to be issued to employees pursuant to the Plan is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. A copy of the form of Stock Appreciation Rights Agreement to be issued to non-employee directors pursuant to the Plan is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

SAR Awards

On June 23, 2020, the Company granted, pursuant to the Plan, (i) 60,094 SARs to its President and Chief Executive Officer, Mark K. Ruport, (ii) 12,019 SARs to its Vice President of Business Development, Ronald Fisher, (iii) 24,038 SARs to its Chief Technology Officer, Darren Beckett, and (iv) 18,028 SARs to its Chief Financial Officer, Frank Orzechowski. The exercise price of each such SAR is $2.63, which was the closing price of the Company’s common stock on the date of grant. Such SARs expire on the fifth anniversary of the grant date and may be settled only in cash. Additionally, each such SAR will vest and become exercisable in three equal (as closely as possible) installments on each of the first, second and third anniversaries of the grant date, subject, in each case, to the applicable SAR holder being in the continous employ of the Company on the applicable vesting date, and, in the event of a Change in Control (as defined in the Plan), will become immediately vested and exercisable as long as the applicable holder is in the Company’s employ immediately prior to the Change in Control, and will otherwise be on such other terms set forth in the form of Stock Appreciation Rights Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Sigma Labs, Inc. 2020 Stock Appreciation Rights Plan
10.2	Form of Stock Appreciation Rights Agreement (Employees; 2020 Stock Appreciation Rights Plan)
10.3	Form of Stock Appreciation Rights Agreement (Non-employee Directors; 2020 Stock Appreciation Rights Plan)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2020	SIGMA LABS, INC.

	By:	/s/ Mark K. Ruport
	Name:	Mark K. Ruport
	Title:	President and Chief Executive Officer